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                                                     (EXHIBIT 23.3 TO S-4)




                      CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of our independent auditor's report dated January 10, 1997 with respect to the financial statements of Ohio River Bank as of December 31, 1996 and 1995, and the related statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 1996 and from May 22, 1995 (date of inception) to December 31, 1995, included in the Registration Statement on Form S-4 of Premier Financial Bancorp, Inc., filed with the Securities and Exchange Commission. We also consent to the reference to our Firm in the Registration Statement under the caption "Experts."

                              /s/ Kelley, Galloway & Company, PSC

                              KELLEY, GALLOWAY & COMPANY, PSC


January 23, 1998
Ashland, Kentucky